                                                           Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        -------------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                        -------------------------------

                        AGRIBRANDS INTERNATIONAL, INC.
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            (Exact Name of Registrant as Specified in Its Charter)

             Missouri                                   43-1794250
-----------------------------------       --------------------------------------
   (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

 9811 South Forty Drive, St. Louis, Missouri              63124
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  (Address of Principal Executive Offices)              (Zip Code)

           Agribrands International, Inc. 1998 Incentive Stock Plan
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                           (Full Title of the Plan)

                                DAVID R. WENZEL
                            Chief Financial Officer
                        Agribrands International, Inc.
               9811 South Forty Drive, St. Louis, Missouri 63124
                                (314) 812-0500
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 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:
                           MICHAEL J. COSTELLO, Esq.
                                General Counsel
                        Agribrands International , Inc.
                            9811 South Forty Drive
                          St. Louis, Missouri  63124
                                (314) 812-0500

                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                          Proposed Maximum     Proposed Maximum         Amount of
    Title of Securities              Amount to be        Offering Price Per   Aggregate Offering      Registration
     to be Registered               Registered<F1>           Share<F2>            Price<F2>             Fee<F2>
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value           2,750,000                $32.34            $88,935,000          $26,235.83
-------------------------------------------------------------------------------------------------------------------
Common Share Purchase Rights              <F3>                 <F4>                 <F4>                  <F4>
===================================================================================================================

      <F1>  Pursuant to Rule 416, this Registration Statement shall also be deemed to cover any additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

      <F2>  The securities registered hereunder are to be offered pursuant to the Agribrands International, Inc. 1998 Incentive Stock Plan. The amount set forth herein is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1). Pursuant to Rule 457(c), the amount set forth herein represents the average of the high and low prices for the Registrant's common stock as of April 7, 1998, being within 5 business days prior to the date of the filing of this Registration Statement.

      <F3>  Each share of Common Stock includes one common share purchase right.

      <F4>  Not applicable.

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

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      Information contained in the following documents of Agribrands International, Inc. (the "Corporation") filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

      (a) The Corporation's General Form for Registration of Securities on Form 10, as filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
Registration No. 1-13479.

      All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

      This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.

Item 5.  Interests of Counsel and Named Experts.

      Certain legal matters in connection with this Registration Statement have been passed upon by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri. Members of, and attorneys employed by, that firm owned directly or indirectly as of April 1, 1998 3,218 shares of the Corporation's common stock.

Item 6.  Indemnification Of Directors And Officers.

      Under Section 351.355 of the Missouri General Business Corporation Law (the "GBCL") and the Corporation's Articles of Incorporation, the Corporation must indemnify any person (other than a party plaintiff suing on his or her behalf or in the right of the Corporation) who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise, to the maximum extent permitted by law, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any civil, criminal, administrative or investigative action, proceeding or claim (including an action by or in the right of the Corporation), by reason of the fact that such person is or was serving in such capacity, provided that such person's conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or to constitute willful misconduct.

      The Corporation's directors and executive officers also have indemnification contracts with the Corporation. Pursuant to those agreements, the Corporation has agreed to indemnify the directors and executive officers to the full extent authorized or permitted by the GBCL. The agreements also provide for indemnification to the extent not covered by the GBCL or insurance policies purchased and maintained by the Corporation (e.g. if the GBCL is amended to change the scope of indemnification). Such

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indemnification would be coextensive with the indemnification currently permitted by the GBCL, as described above, but no indemnity would be paid (i) in respect to remuneration paid to the director, or executive officer or employee if it shall be finally judicially adjudged that such remuneration is in violation of law; (ii) on account of any suit for an accounting of profits made from the purchase or sale by the director, executive officer or employee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any state or local statutory law; (iii) on account of the directors, executive officer's or employee's conduct which is finally judicially adjudged to have been knowingly fraudulent, deliberately dishonest or to constitute willful misconduct; or
(iv) if a final decision by a Court having jurisdiction in the matter (all appeals having been denied or none having been taken) shall determine that such indemnification is not lawful. The agreements also provide for the advancement of expenses of defending any civil or criminal action, claim, suit or proceeding against the director, executive officer or employee and for repayment of such expenses by the director, executive officer or employee to the Corporation if it is ultimately judicially determined that the director, executive officer or employee is not entitled to such indemnification.

      The Corporation has directors' and officers' insurance which protects each director and officer from liability for actions taken in their capacity as directors or officers. This insurance may provide broader coverage for such individuals than may be required by the provisions of the Corporation's Articles of Incorporation.

      The foregoing represents a summary of the general effect of the indemnification provisions of GBCL and the Corporation's Articles of Incorporation and such agreements and insurance. Additional information regarding indemnification of directors and officers can be found in Section
351.355 of the GBCL, the Corporation's Articles of Incorporation and its pertinent agreements, copies of which were filed as exhibits to the Corporation's Registration Statement on Form 10, which is incorporated herein by reference.

Item 7.  Exemption from Registration Claimed.

      This item is inapplicable.

Item 8.  Exhibits.

      The following exhibits are submitted herewith or incorporated by reference herein:

      Exhibit
      Number      Exhibit
      ------      -------
        4(a)      Articles of Incorporation of Agribrands International, Inc.
                  (incorporated herein by reference to Agribrands
                  International, Inc. Form 10, Registration No. 1-13479)

        4(b) Bylaws of Agribrands International, Inc. (incorporated herein by reference to Agribrands International, Inc. Form
                  10, Registration No. 1-13479)

        5(a)      Opinion of Lewis, Rice & Fingersh, L.C.

       10(a)      Agribrands International, Inc. 1998 Incentive Stock Plan

       23(a) Consent of Lewis, Rice & Fingersh, L.C. (included as part of Exhibit 5(a))

                                    II-2

       23(b)      Consent of Price Waterhouse LLP

       24 Powers of Attorney (included in signature page of Registration Statement)


Item 9.  Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) to include any prospectus required by section
            10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than

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the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, as of April 1, 1998.

                              AGRIBRANDS INTERNATIONAL, INC.


                              By  /s/ David R. Wenzel
                                  --------------------------------------------
                                  David R. Wenzel
                                  Chief Financial Officer










                      [Signatures continued on next page]

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                             [Signatures (cont.)]


                               POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints David R. Wenzel and Michael J. Costello, and each of them, severally, his true and lawful attorneys and agents to execute in his name, place and stead (individually and in any capacity stated below) any and all amendments to this Registration Statement and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of he undersigned might or could do in person.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities as of April 1, 1998.

Name                                Title
----                                -----
/s/ William P. Stiritz              Chairman, Chief Executive Officer and President
-------------------------           (principal executive officer)
William P. Stiritz

/s/ David R. Wenzel                 Chief Financial Officer
-------------------------           (principal financial and accounting officer)
David R. Wenzel

/s/ David R. Banks                  Director
-------------------------
David R. Banks

/s/ Jay W. Brown                    Director
-------------------------
Jay W. Brown

/s/ M. Darrel Ingram                Director
-------------------------
M. Darrell  Ingram

/s/ H. Davis McCarty                Director
-------------------------
H. Davis McCarty

/s/ Joe R. Micheletto               Director
-------------------------
Joe R. Micheletto

/s/ Martin K. Sneider               Director
-------------------------
Martin K. Sneider

                        AGRIBRANDS INTERNATIONAL, INC.
                        FORM S-8 REGISTRATION STATEMENT

                                 Exhibit Index

Reg. S-K
Item 601
Exhibit No.                             Exhibit
-----------                             -------
     4(a)         Articles of Incorporation of Agribrands International, Inc.
                  (incorporated herein by reference to Agribrands
                  International, Inc. Form 10, Registration No. 1-13479)

     4(b) Bylaws of Agribrands International, Inc. (incorporated herein by reference to Agribrands International, Inc. Form
                  10, Registration No. 1-13479)

     5(a)         Opinion of Lewis, Rice & Fingersh, L.C.

    10(a)         Agribrands International, Inc. 1998 Incentive Stock Plan

    23(a) Consent of Lewis, Rice & Fingersh, L.C. (included as part of Exhibit 5(a))

    23(b)         Consent of Price Waterhouse LLP

    24 Powers of Attorney (included in signature page of Registration Statement)